EXHIBIT 99.1

BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTRealty.com

BRT REALTY TRUST
SELLS PROPERTY IN CHATTANOOGA, TENNESSEE

Great Neck, New York - October 1, 2008 - BRT REALTY TRUST (NYSE: BRT) announced that on September 30, 2008, its wholly-owned subsidiary sold a residential apartment complex in Chattanooga, Tennessee for approximately $24.5 million. BRT took title to the property in March 2008 by a deed-in-lieu of foreclosure. Since BRT sold the property for its approximate book value, after taking into account the sale closing costs and an impairment charge taken in a prior period, it does not anticipate recording a gain or loss on the sale of the property.

BRT REALTY TRUST is a mortgage-oriented real estate investment Trust.

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements, and others contained herein, to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. Forward looking statements, including, with respect to non-performing loans, foreclosure activities and our ability to operate profitably any properties acquired in connection therewith, involve known and unknown risks, uncertainties and other factors, some of which, are beyond BRT’s control and could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements.

Contact: Simeon Brinberg - (516) 466-3100